Exhibit 16.1

UHY LLP 201 Old Country Rd. Suite 205 Melville, NY 11747 (631) 712-6860 uhy-us.com

November 17, 2025

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Wellgistics Health, Inc. under Item 4.01 of its Form 8-K dated November 11, 2025. We agree with the statements concerning only our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of Wellgistics Health, Inc. contained therein.

Very truly yours,

/s/ UHY LLP

UHY LLP